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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 4 to the Registration Statement No. 333-40862 of the Northrop Grumman Corporation on Form S-4 of our report dated January 26, 2000, except for the discontinued operations footnote, as to which the date is July 24, 2000 appearing in the Current Report on Form 8-K of Northrop Grumman Corporation dated August 8, 2000, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
Los Angeles, California

August 21, 2000